UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

United States Basketball League, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15913	06-1120072
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8270 Woodland Center
Tampa, Florida	33614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 769-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USBL	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2022 the registrant, United States Basketball League, Inc. (“USBL”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shurepower, LLC d/b/a Shorepower Technologies, Inc. (“Shorepower”) under which Shorepower will be merged with and into USBL subject to several closing conditions, including satisfactory completion of due diligence reviews by each party to the Merger Agreement, Shorepower providing USBL with the most recent two years of audited financial statements by a PCAOB auditor, USBL authorizing a new class of Series B preferred stock with each Series B preferred share having the voting power of 40 shares of USBL common stock, USBL completing a stock and warrant financing to have a minimum of $480,000 in cash at closing (the “USBL Pre-Merger Financing”) and USBL not having any debt or contingent liabilities of any kind at the time of the closing. Either party to the Merger Agreement may terminate it if the closing conditions are not met or waived by December 15, 2022.

Under the terms of the Merger Agreement, following the closing, Shorepower shall own 55% of the issued and outstanding shares of USBL common stock that includes any dilution from the USBL Pre-Merger Financing, Shorepower shall receive 2,000,000 shares of a Series B Preferred stock and the right to receive the following additional shares of USBL common stock upon achieving the following milestones: (i) an additional 2.5% of the issued and outstanding USBL Common Stock upon the completion of either (a) the conversion of 75 existing connection points to Level 2 or greater or the (b) installation of 75 new connection points to revenue producing stations in the first 12 months or some combination of the two yielding 75 units, (ii) an additional 2.5% of the of the issued and outstanding USBL Common Stock upon (a) the application for $10M in grants and/or the (b) the award of $1.0 million in grants in the first 18 months; (iii) an additional 2.5% of the issued and outstanding USBL common stock outstanding upon the completion of acquisitions in the first 24 months generating no less than $3.0 million in gross revenues and (iv) an additional 500,000 shares of USBL common stock upon acquiring or hiring the following key personnel in the first six months after the effective date of the merger: (a) three or more qualified Board members and (b) at least three of the following four individuals having the following qualifications: one sales/marketing person, one grant writer/Government relations person, one technician/maintenance person and one software programmer/engineer.

Following the closing, Shorepower will transfer its current debt obligations not to exceed $1,400,000, Shorepower agreed that USBL’s new management shall not pay more than $2,000 per month from the proceeds of the USBL Pre-Merger Financing towards reduction of such debt obligations for the first 12 months and that the compensation of USBL’s new CEO will not exceed $10,000 per month for the first nine months after the merger is effective.

The foregoing description of the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement and Plan of Merger dated November 23, 2022 between Untied States Basketball League, Inc. and Shurepower, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2022	United States Basketball League, Inc.

	By:	/s/ Saeb Jannoun
Saeb Jannoun
CEO

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